UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 3, 2005

SCANSOFT, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-27038	94-3156479
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Centennial Drive
Peabody, Massachusetts 01960
(Address of Principal Executive Offices, including Zip Code)

(978) 977-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 3, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of ScanSoft, Inc. (the “Company”) took the following actions:

The Committee approved adjustments to the Company’s existing compensation arrangements with John Shagoury, President of ScanSoft Productivity Applications. The Committee approved a $25,000 increase in Mr. Shagoury’s target bonus (from $75,000 to $100,000) effective retroactively to April 1, 2005. The amount of target bonus actually paid to Mr. Shagoury will be based on the achievement of certain Company and individual objectives as defined in Mr. Shagoury’s sales incentive plan.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScanSoft, Inc.

By:	/s/ James R. Arnold, Jr.
James R. Arnold, Jr.
Chief Financial Officer

Date: May 9, 2005